Exhibit 4.45

FOURTH SUPPLEMENTAL INDENTURE

to

INDENTURE

Dated as of April 3, 2003,

between

CANWEST MEDIA INC.,

as Obligor

and

THE BANK OF NEW YORK,

as Trustee

Dated as of November 18, 2004

FOURTH SUPPLEMENTAL INDENTURE (this “Fourth Supplemental Indenture”), dated as of November 18, 2004, between New CMI (as defined below), a corporation organized under the federal laws of Canada, and The Bank of New York, as trustee (the “Trustee”).

RECITALS

WHEREAS, CanWest Media Inc. (“Old CMI”), the guarantors thereunder and the Trustee have executed and delivered an Indenture dated as of April 3, 2003 (the “Indenture”), providing for the issuance of 7 5/8% Senior Notes due 2013 (the “Notes”);

WHEREAS, on the date hereof, Old CMI was amalgamated with 3815668 Canada Inc. to form a new company also called CanWest Media Inc. (“New CMI”);

WHEREAS, pursuant to and as contemplated by Section 5.01 of the Indenture, the parties hereto desire to execute and deliver this Fourth Supplemental Indenture for the purpose of providing for New CMI to expressly assume all the obligations of the Old CMI under the Notes and the Indenture;

WHEREAS, the parties hereto desire to execute and deliver this Fourth Supplemental Indenture for the purpose of providing for the Guarantors to expressly reaffirm all the obligations of a Guarantor under the Notes and the Indenture; and

NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders of Notes:

ARTICLE 1

ASSUMPTION OF OBLIGATIONS

1.	New CMI, as provided by Section 5.01 of the Indenture, hereby unconditionally and expressly assumes all of the obligations of Old CMI under the Notes and the Indenture as set forth under Article 5 thereof; and New CMI may expressly exercise every right and power of Old CMI under the Indenture.

ARTICLE 2

REAFFIRMATION OF GUARANTEES

1.	Each of the Guarantors hereby unconditionally and expressly reaffirms all of its obligations as a Guarantor under the Notes and the Indenture as set forth in Article 11 of the Indenture; and that each such Guarantor may expressly exercise every right and power of a Guarantor under the Indenture.

1

ARTICLE 3

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

1.	Definitions. All capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

2.	Terms. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect.

3.	Governing Law. This Fourth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York as applied to contracts made and to be performed within the State of New York.

4.	Headings. The headings in this Fourth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

5.	Counterparts. The parties may sign multiple counterparts of this Fourth Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

[signature pages follow]

2

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, all as of the date first written above.

CANWEST MEDIA INC., as Obligor

By:
Name:
Title:

GUARANTORS:

2846551 CANADA INC.

3919056 CANADA LTD.

APPLE BOX PRODUCTIONS SUB INC.

BCTV HOLDINGS INC.

CALGARY HERALD GROUP INC.

CANWEST FINANCE INC./FINANCIERE CANWEST INC.

CANWEST GLOBAL BROADCASTING INC./RADIODIFFUSION CANWEST GLOBAL INC.

CANWEST INTERACTIVE INC.

CANWEST INTERNATIONAL COMMUNICATIONS INC.

CANWEST INTERNATIONAL MANAGEMENT INC.

CANWEST IRELAND NOMINEE LIMITED

CANWEST IRISH HOLDINGS (BARBADOS) INC.

CANWEST MEDIA SALES LIMITED

CANWEST MEDIAWORKS IRELAND HOLDINGS

CANWEST PUBLICATIONS INC./PUBLICATIONS CANWEST INC.

CANWEST-MONTREAL R. P. HOLDINGS INC./SOCIÉTÉ DE PORTEFEUILLE CANWEST-MONTRÉAL R.P. INC.

CANWEST-WINDSOR R. P. HOLDINGS INC.

CGS DEBENTURE HOLDING (NETHERLANDS) B.V.

CGS INTERNATIONAL HOLDINGS (NETHERLANDS) B.V.

CGS NZ RADIO SHAREHOLDING (NETHERLANDS) B.V.

CGS NZ TV SHAREHOLDING (NETHERLANDS) B.V.

CGS SHAREHOLDING (NETHERLANDS) B.V.

CHBC HOLDINGS INC.

CHEK HOLDINGS INC.

CLARINET MUSIC INC.

COOL RECORDS INC.

EDMONTON JOURNAL GROUP INC.

FOX SPORTS WORLD CANADA HOLDCO INC.

GLOBAL CENTRE INC.

GLOBAL COMMUNICATIONS LIMITED

GLOBAL TELEVISION CENTRE LTD.

GLOBAL TELEVISION NETWORK INC./RÉSEAU DE TÉLÉVISION GLOBAL INC.

GLOBAL TELEVISION NETWORK QUEBEC LIMITED PARTNERSHIP/RÉSEAU DE TÉLÉVISION GLOBAL QUÉBEC, SOCIÉTÉ EN COMMANDITE

GLOBAL TELEVISION SPECIALTY NETWORKS INC.

LONESTAR HOLDCO INC.

LOWER MAINLAND PUBLISHING GROUP INC.

MBS PRODUCTIONS INC.

MOBILE VIDEO PRODUCTIONS INC.

MONTREAL GAZETTE GROUP INC./GROUPE MONTRÉAL GAZETTE INC.

MULTISOUND PUBLISHERS LTD.

NANAIMO DAILY NEWS GROUP INC.

ONTV HOLDINGS INC.

OTTAWA CITIZEN GROUP INC.

PACIFIC NEWSPAPER GROUP INC.

PORT ALBERNI TIMES GROUP INC.

REACHCANADA CONTACT CENTRE LIMITED

REGINA LEADER POST GROUP INC.

RETROVISTA HOLDCO INC.

SASKATOON STARPHOENIX GROUP INC.

SOUTHAM DIGITAL INC./SOUTHAM NUMERIQUE INC.

STUDIO POST & TRANSFER SUB INC.

VANCOUVER ISLAND NEWSPAPER GROUP INC.

VICTORIA TIMES COLONIST GROUP INC.

WESTERN COMMUNICATIONS INC.

WIC TELEVISION PRODUCTION SUB INC.

WINDSOR STAR GROUP INC.

XTREME SPORTS HOLDCO INC.

By:
Name:
Title:

THE BANK OF NEW YORK, as Trustee

By:
Name:
Title: